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                                                                   Exhibit 10.54

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

     This SETTLEMENT AGREEMENT AND RELEASE (the "SETTLEMENT AGREEMENT") is made and entered into this 7th day of March, 2002, by and between Borden Chemical, Inc. ("BCI") and BCP Management, Inc. ("BCPM"), each on behalf of themselves and each of their present and former parents, subsidiaries, affiliates, divisions, stockholders, partners, officers, directors, employees, agents and any of their legal representatives (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing).

                                    RECITALS
                                    --------

     WHEREAS, BCPM has asserted that BCI owes certain obligations under a Demand Note dated November 30, 1987 (the "Demand Note"); and

     WHEREAS, BCI has already paid to BCPM $24,213,734.00 (the "Demand Note Payment") pursuant to the Demand Note; and

     WHEREAS, BCI has asserted that BCPM owes BCI: 1) the sum of $1,869,835.00 related to a Rail Car Sublease Agreement made and entered into as of November 30, 1987 by and between Borden, Inc. (BCI's predecessor) and Borden Chemical and Plastics Operating Limited Partnership (of which BCPM is a general partner) (the "Rail Car Obligations"); 2) the sum of $648,514.33 in connection with the obligations (the "Pension Obligations") of BCPM to reimburse BCI for payments made by BCI on behalf of BCPM under the Borden Chemical Executive Supplemental Pension Plan (the "ESPP"); 3) the sum of $82,029.00 in connection with obligations owed to BCI relating to certain risk management costs, directors fees, car lease payments, savings plan administration, travel, and other costs (the "Miscellaneous Obligations"); and 4) the sum of $5,623,893 related to a Utilities and Services Agreement (the "Utilities and

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                                                                               2

Services Agreement") dated as of July 28, 2000 by and between BCI and Borden Chemical and Plastics Operating Limited Partnership (the "Utilities and Services Agreement Obligations") (collectively, the "BCPM Obligations"); and

     WHEREAS, BCI has asserted that the Demand Note Payment represents payment in full under, and full satisfaction of, its obligations under the Demand Note after giving effect to certain rights of set-off BCI has against BCPM as a result of the BCPM Obligations and BCPM has contested the right of BCI to set-off certain of the BCPM Obligations against BCI's obligations under the Demand Note.

     NOW, THEREFORE, IT IS AGREED BY AND BETWEEN BCI and BCPM, AS FOLLOWS:

     1. The Rail Car Obligations, the Pension Obligations and the Miscellaneous Obligations are valid and enforceable obligations of BCPM to BCI and are currently due and owing.

     2. BCI has a valid and enforceable right to set-off the Rail Car Obligations, the Pension Obligations and the Miscellaneous Obligations against any amounts which BCPM claims are still due and owing under the Demand Note and, if the parties were to litigate this issue, the most likely outcome would be a judicial recognition of this right of set-off.

     3. In exchange for BCPM's recognition of BCI's valid and enforceable right to set-off the other BCPM Obligations against any amounts claimed by BCPM to remain due and owing under the Demand Note, BCI hereby relinquishes its right to set-off the Utilities and Services Agreement Obligations against any amounts claimed by BCPM to remain due and owing under

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                                                                               3

the Demand Note. BCI shall in no way be deemed to have waived any rights it may have to assert a breach of the Utilities and Services Agreement.

     4. Within one business day following the execution of this Settlement Agreement by all parties, BCI will wire transfer to BCPM the amount of $5,623,893 plus $27,455.53 in accrued interest as provided in the Demand Note in full and complete satisfaction of any amounts claimed by BCPM to remain due and owing under the Demand Note.

     5. If it is subsequently determined that the payments made (from and after January 29, 2002 until all benefits have been paid under the ESPP) by BCI on behalf of BCPM under the ESPP are less than $648,514.33, BCI shall pay to BCPM the difference between the actual payments made (from and after January 29, 2002 until all benefits have been paid under the ESPP) and $648,514.33. If it is subsequently determined that the payments made (from and after January 29, 2002 until all benefits have been paid under the ESPP) by BCI on behalf of BCPM under the ESPP exceed $648,514.33, BCPM shall pay to BCI the difference between the actual payments made (from and after January 29, 2002 until all benefits have been paid under the ESPP) and $648,514.33. Payments made by BCI under the ESPP with respect to the individuals set forth on Annex A shall be deemed to have been made on behalf of BCPM.

     6. For good and sufficient consideration, receipt of which is hereby acknowledged, BCPM, and each of its present and former parents, subsidiaries, affiliates, divisions, stockholders, partners, officers, directors, employees, agents and any of their legal representatives (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) (collectively, the "BCPM Releasors"), release and discharge BCI and each of its present and former parents, subsidiaries, affiliates, divisions, stockholders, partners, officers, directors, employees, agents and any of their legal representatives (and the predecessors,

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                                                                               4

heirs, executors, administrators, successors and assigns of each of the foregoing) (collectively, the "BCI Releasees") from any and all claims (including "Unknown Claims", as defined in paragraph 8 hereof), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, suspected or unsuspected, whether or not concealed or hidden, asserted or unasserted, matured or unmatured, direct, indirect or derivative, fixed or contingent, including, without limitation, claims for negligence, gross negligence, breach of duty, fraud, constructive fraud, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), suppression (whether intentional, negligent or innocent), breach of contract, contribution, indemnity, or violations of any state or federal statutes, rules or regulations, or any other source of legal or equitable obligation of any kind or description in whatever form, by the BCPM Releasors against the BCI Releasees, arising out of, or related in any way to the Demand Note.

     7. For good and sufficient consideration, receipt of which is hereby acknowledged, BCI and each of its present and former parents, subsidiaries, affiliates, divisions, stockholders, partners, officers, directors, employees, agents and any of their legal representatives (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) (collectively, the "BCI Releasors") release and discharge BCPM and each of its present and former parents, subsidiaries, affiliates, divisions, stockholders, partners, officers, directors, employees, agents and any of their legal representatives (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) (collectively, the "BCPM Releasees") from any and all claims (including "Unknown Claims", as defined in paragraph 8 hereof), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, suspected or unsuspected, whether or not concealed or hidden,

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asserted or unasserted, matured or unmatured, direct, indirect or derivative, fixed or contingent, including, without limitation, claims for negligence, gross negligence, breach of duty, fraud, constructive fraud, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), suppression (whether intentional, negligent or innocent), breach of contract, contribution, indemnity, or violations of any state or federal statutes, rules or regulations, or any other source of legal or equitable obligation of any kind or description in whatever form, by the BCI Releasors against the BCPM Releasees, arising out of, or related in any way to the Demand Note.

     8. "Unknown Claims" means any claim which the BCPM Releasors and/or the BCI Releasors do not know or suspect to exist in his, her or its favor at the time of the execution of the Settlement Agreement which if known by him, her or it, might have affected his, her or its settlement with and release of other parties to the Settlement Agreement. The BCPM Releasors and/or the BCI Releasors may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the releases, but the BCPM Releasors and the BCI Releasors shall each be deemed to have fully, finally, and forever settled and released all claims covered by the releases, known or unknown, suspected or unsuspected, whether or not concealed or hidden, asserted or unasserted, matured or unmatured, direct, indirect or derivative, fixed or contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The BCPM Releasors and the BCI Releasors separately acknowledge, and shall be deemed by operation of the Settlement Agreement to have

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                                                                               6

acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which the mutual releases are a part, and expressly waive (i) the benefits of the provisions of Section 1542 of the California Civil Code, which provides that "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor" and (ii) the benefits of any similar, comparable or equivalent law, statute, regulation or legal principle of any other jurisdiction.

     9. It is expressly understood and agreed that this Settlement Agreement, and any negotiations or proceedings in connection herewith, do not constitute and may not be construed as, or deemed to be, either evidence or an admission or concession on the part of BCI of any lack of merit whatsoever as to any claims it has asserted respecting any obligations under the Demand Note or rights of set-off relating thereto. The act of entering into or carrying out the Settlement Agreement and any negotiations or proceedings related thereto shall not be used, offered or received into evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of the Settlement Agreement, provided that the Settlement Agreement may be filed or submitted by BCI or BCPM to support a claim of res judicata, collateral estoppel, other theory of claim or issue preclusion, release, discharge or satisfaction.

     10. The rights, duties and obligations set forth in this Settlement Agreement shall be binding upon and inure to the benefit of any and all predecessors, successors, parent corporations, affiliates, divisions, partners, officers, directors, trustees, employees, agents, subsidiaries, stockholders, liquidators, receivers, executors, administrators, heirs, assigns and legal representatives of the parties hereto.

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                                                                               7

     11. BCI and BCPM agree to cooperate fully and to execute promptly any and all other supplementary documents of any nature or kind which the other parties may reasonably require and to take all additional actions which may be necessary and appropriate to give full force and effect to or otherwise implement the provisions, intent and objectives of this Settlement Agreement.

     12. Unless another person is designated, in writing, for receipt of notices hereunder, notices to the respective parties shall be sent to the following persons:

For BCI:                               Borden Chemical, Inc.
                                       180 East Broad Street
                                       Columbus, Ohio 43215
                                       Attention: Chief Executive Officer
                                       Tel: (614) 225-2600
                                       Fax: (614) 225-2188

                                             - and -

                                       David J. Sorkin, Esq.
                                       William T. Russell, Jr., Esq.
                                       Simpson Thacher & Bartlett
                                       425 Lexington Avenue
                                       New York, New York 10017-3954
                                       Tel: (212) 455-2000
                                       Fax: (212) 455-2502


For BCPM:                              Mark J. Schneider
                                       Director, President and Chief Executive
                                            Officer

                                       BCP Management, Inc.
                                       Highway 73 and 30
                                       P.O. Box 427
                                       Geismar, LA  70734
                                       Tel: (225) 673-0616
                                       Fax: (225) 673-0626

                                             - and -

                                       Robert J. Sidman, Esq.
                                       Vorys, Sater, Seymour & Pease LLP

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                                                                               8
                                       P.O. Box 1008
                                       52 East Gay Street
                                       Columbus, OH  43216-1008
                                       Tel: (614) 464-6422
                                       Fax: (614) 464-6350

                                             - and -

                                       Alec Wightman, Esq.
                                       Baker & Hostetler LLP
                                       Capitol Square, Suite 2100
                                       65 East State Street
                                       Columbus, Ohio  43215
                                       Tel: (614) 462-2636
                                       Fax: (614) 462-2616

     13. BCI and BCPM each separately intend the settlement to be a final and complete resolution of all disputes between them with respect to the subject matter of the Settlement Agreement and the mutual releases herein. The settlement compromises claims that are contested by BCI and shall not be deemed an admission by BCI as to the merits of any claim or defense.

     14. A committee comprised solely of independent directors of BCPM, represented and advised by separate and independent counsel, has reviewed and agreed to all provisions of this Settlement Agreement and agrees that it is in the best interests of BCPM.

     15. This Settlement Agreement may be executed in counterparts by any of the signatories hereto, and as so executed shall constitute one agreement. Facsimile signatures shall be considered as valid signatures.

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     16. This Settlement Agreement contains the entire agreement between the parties as respects its subject matter. All discussions and agreements previously entertained or entered into between the parties concerning the subject matter of the Settlement Agreement are merged into the Settlement Agreement. The Settlement Agreement may not be modified or amended, nor any of its terms or provisions waived, except by an instrument in writing signed by all parties hereto.

     17. This Settlement Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein.

     18. BCI and BCPM each individually and separately warrant that they have not assigned or transferred to any person or entity any right to recovery for any claim or potential claim that otherwise would be released under this Settlement Agreement.

                                               BORDEN CHEMICAL, INC.



                                               By: __________________________




                                               BCP MANAGEMENT, INC.



                                               By: __________________________


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                                     Annex A
                                     -------

                                     Barish
                                     Guay
                                     Hennings
                                     Lattimore
                                     Leonard
                                     Lunn
                                     Owens
                                     Paulsen
                                     Proto
                                     Schneider
                                     Stevning
                                     Talmadge
                                     Whitlow